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Exhibit 3.27

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ROBERTSON ASSOCIATES MANUFACTURING INC.

        These Amended and Restated Articles of Incorporation of Robertson Associates Manufacturing Inc., which include amendments, correctly set forth the provisions of the corporation's Articles of Incorporation, as amended, and supersede the corporation's original Articles of Incorporation and all amendments thereto. These Amended and Restated Articles of Incorporation were recommended by the board of directors and approved by the shareholders of the corporation on July 14, 1994. The number of votes cast for such Amended and Restated Articles of Incorporation by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

        FIRST: The name of the corporation is Robertson Associates Manufacturing Inc.

        SECOND: The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

        THIRD: (a) (i) The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) shares of Class A Common Stock, One Million (1,000,000) shares of Class B Common Stock and One Hundred Thousand (100,000) shares of Preferred Stock.

           (ii)  The Class A Common Stock and the Class B Common Stock shall each have a par value of One Dollar ($1.00) per share and shall be identical except that the Class B Common Stock shall be non-voting.

          (iii)  The Preferred Stock shall have a par value of One Hundred Dollars ($100.00) per share. The Preferred Stock may be issued from time to time in one or more series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

            a.     The rate of dividend, the time of payment of dividends, whether dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

            b.     Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

            c.     The amount payable upon shares in event of involuntary liquidation;

            d.     The amount payable upon shares in event of voluntary liquidation;

            e.     Sinking fund or other provisions, if any, for the redemption of purchase of shares;

            f.      The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

            g.     Voting powers, if any.

          (iv)  Authority is hereby granted to the Board of Directors of the corporation, subject to the provisions of this Article Third and to the limitation prescribed by law, to authorize the issue of one or more series of preferred stock and with respect to each such series to fix, by the resolution providing for the issue of such series, the relative rights and preferences of each such series.

            (b)   Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors, each shareholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

            (c)   Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

        FOURTH: The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be more than seven (7) nor less than one (1).

        FIFTH: The street address of the registered office of the corporation is Krendl Horowitz & Krendl, 370 Seventeenth Street, Suite 5350, Denver, Colorado 80202. The name of the registered agent of the corporation at such address is James R. Krendl.

        SIXTH: The address of the principal office of the corporation is 11084 Leroy Drive, Northglenn, Colorado 80233.

        SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

            (a)    Conflicting Interest Transactions.    As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

            (b)    Loans and Guaranties for the Benefit of Directors.    Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this paragraph (b) are in addition to, and not in substitution for, the provisions of paragraph (a) of Article SEVENTH.

            (c)    Indemnification.    The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a shareholder, director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a shareholder, director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a shareholder, director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

            (d)    Limitation on Director's Liability.    No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes § 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes § 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes § 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

            (e)    Negation of Equitable Interests in Shares or Rights.    Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Colorado Revised Statutes § 7-107-204 or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Colorado Revised Statutes § 7-107-204 or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Colorado Revised Statutes § 7-113-101(1), of any right he may have pursuant to Article 113 of the Colorado Business Corporation Act or any subsequent law.

        EIGHTH: Covenants Relating to the Corporation and Other Matters.

          (a)    Transactions with Affiliates.    The shareholders shall not permit the corporation to enter into any material transaction with a shareholder or any of its affiliates, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, but excluding any dividend or other distribution to shareholders in their capacity as such unless either:

              (i)  the terms of the transaction are no less favorable to the corporation than are obtainable by it in a comparable arm's length transaction, or

             (ii)  the shareholders holding at least 85% of the common stock give their written consent thereto.

        The corporation shall be required to give notice to the shareholders at least 10 business days in advance of any such transaction. The corporation may, however, without complying with this Article Eighth, make such payments and enter into such transactions as are in accordance with agreements existing on the date hereof between the corporation and MG NE and its affiliates, as such agreements may be amended from time to time.

          (b)    Financial Information.    The corporation shall furnish to each shareholder the following:

              (i)  as soon as available, and in any event within 120 days after the end of each fiscal year of the corporation, duplicate copies of the audited financial statements of the corporation reported on by a firm of independent certified public accountants, including a balance sheet of the corporation as at the end of such fiscal year, and statements of income and of cash flow of the corporation for such fiscal year, and stating in comparative form the figures as of the end of and for the previous fiscal year, accompanied by a report thereon containing an opinion by such independent certified public accountants that the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be noted otherwise; and

             (ii)  as promptly as practicable, and in any event within 45 days after the end of each fiscal quarter of the corporation, duplicate copies of its quarterly, unaudited financial statements prepared by the corporation, including a balance sheet of the corporation as at the end of such fiscal quarter, and statements of income and of cash flow of the corporation for such fiscal quarter, and stating in comparative form the figures as of the end of and for the corresponding fiscal quarter in the previous fiscal year.

          (c)    Restrictions on Certain Actions.

              (i)  The following matters shall require the approval of shareholders holding at least 85% of the common stock:

              (1)   an amendment to the corporation's Articles of Incorporation or Bylaws;

              (2)   a merger or consolidation of the corporation with or into another person, or the liquidation or dissolution of the corporation;

              (3)   a sale of the corporation;

              (4)   the appointment or removal of the chief executive officer of the corporation;

              (5)   the authorization, issuance, sale or reclassification of any capital stock of the corporation or authorization, issuance or sale of any bonds, notes, warrants, rights to purchase or acquire any shares of capital stock of the corporation or securities convertible into or exchangeable for such stock;

              (6)   a public offering; and

              (7)   the filing of a petition in bankruptcy or for reorganization or rehabilitation under the federal bankruptcy law or any state law for the relief of debtors, consenting to an order for relief entered against it under the federal bankruptcy law or otherwise having the corporation voluntarily adjudicated bankrupt or insolvent, the making of an assignment for the benefit of creditors, or voluntarily suffering the appointment of a receiver, trustee or custodian for a substantial portion of its business or properties by virtue of an allegation of insolvency.

        NINTH: These Amended and Restated Articles of Incorporation shall become effective on the date that they are filed with the Colorado Secretary of State.

ROBERTSON ASSOCIATES MANUFACTURING INC.
By:	/s/ BRENT B. NORRIS Brent B. Norris, President

        James R. Krendl hereby consents to the appointment as the registered agent for Robertson Associates Manufacturing Inc.

/s/ JAMES R. KRENDL James R. Krendl

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ROBERTSON ASSOCIATES MANUFACTURING INC.

        Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

        FIRST: The name of the corporation is Robertson Associates Manufacturing Inc.

        SECOND: The following amendments to the Amended and Restated Articles of Incorporation were adopted and approved by the shareholders of the corporation the 4th day of August, 1994, in the manner prescribed by the Colorado Corporation Code:

        Article THIRD, Section (iii) (a) shall be amended to read as follows:

        THIRD: (iii) (a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

        Article EIGHTH shall be amended to read as follows:

        EIGHTH: Covenants Relating to the Corporation and Other Matters.

          (a)    Certain Definitions. When used herein, the following terms shall have the respective meanings shown.

              (i)  "Affiliate" shall mean, with respect to any Person, any of (a) a director or executive officer of such Person, (b) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including with correlative meanings the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

             (ii)  "Business day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Denver, Colorado.

            (iii)  "Common Stock" means (a) any Class A Common or Class B Common, and (b) any equity securities issued or issuable, directly or indirectly, with respect to such common stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Common Stock, such shares will continue to be Common Stock in the hands of any holder of such Common Stock.

            (iv)  "Corporation" includes any successor to the corporation resulting from any merger, consolidation or other organization of or including the corporation.

             (v)  "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own any Common Stock (an "Owner"), who is not controlling, controlled by or under common control with any such owner and who is not the spouse or descendent (by birth or adoption) of any such Owner or a trust for the benefit of such Owner and/or such other Persons.

            (vi)  "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

           (vii)  "Public Offering" means a public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act.

          (viii)  "Sale of the Corporation" means the sale of the corporation to an Independent Third Party or a group of Independent Third Parties pursuant to which such party or parties acquire (a) capital stock of the corporation possessing the voting power to elect a majority of the corporation's board of directors (whether by merger, consolidation, recapitalization, reorganization or sale of a majority of the corporation's outstanding Common Stock and Common Stock equivalents) or (b) all or substantially all of the corporation's consolidated assets.

            (ix)  "Securities Act" means the Securities Act of 1933, as amended from time to time.

             (x)  "Shareholders" mean MG NE-Produkthandel GmbH, a German corporation ("MG NE"), Valhalla Ventures, Inc., a Colorado corporation ("Valhalla") and their Affiliates and any of the transferees of MG NE, Valhalla or their Affiliates which are bound by and subject to the Stockholders Agreement dated July 5, 1994.

          (b)    Transactions with Affiliates.    The shareholders shall not permit the corporation to enter into any material transaction with a shareholder or any of its Affiliates, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, but excluding any dividend or other distribution to shareholders in their capacity as such unless either:

              (i)  the terms of the transaction are no less favorable to the corporation than are obtainable by it in a comparable arm's length transaction, or

             (ii)  the shareholders holding at least 85% of the Common Stock give their written consent thereto.

        The corporation shall be required to give notice to the shareholders at least 10 Business days in advance of any such transaction. The corporation may, however, without complying with this Article Eighth, make such payments and enter into such transactions as are in accordance with agreements existing on the date hereof between the corporation and MG NE and its affiliates, as such agreements may be amended from time to time.

          (c)    Financial Information.    The corporation shall furnish to each shareholder the following:

              (i)  as soon as available, and in any event within 120 days after the end of each fiscal year of the corporation, duplicate copies of the audited financial statements of the corporation reported on by a firm of independent certified public accountants, including a balance sheet of the corporation as at the end of such fiscal year, and statements of income and of cash flow of the corporation for such fiscal year, and stating in comparative form the figures as of the end of and for the previous fiscal year, accompanied by a report thereon containing an opinion by such independent certified public accountants that the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be noted otherwise; and

             (ii)  as promptly as practicable, and in any event within 45 days after the end of each fiscal quarter of the corporation, duplicate copies of its quarterly, unaudited financial statements prepared by the corporation, including a balance sheet of the corporation as at the end of such fiscal quarter, and statements of income and of cash flow of the corporation for such fiscal quarter, and stating in comparative form the figures as of the end of and for the corresponding fiscal quarter in the previous fiscal year.

          (d)    Restrictions on Certain Actions.

              (i)  The following matters shall require the approval of shareholders holding at least 85% of the Common Stock:

              (1)   an amendment to the corporation's Articles of Incorporation or Bylaws;

2

              (2)   a merger or consolidation of the corporation with or into another Person, or the liquidation or dissolution of the corporation;

              (3)   a sale of the corporation;

              (4)   the appointment or removal of the chief executive officer of the corporation;

              (5)   the authorization, issuance, sale or reclassification of any capital stock of the corporation or authorization, issuance or sale of any bonds, notes, warrants, rights to purchase or acquire any shares of capital stock of the corporation or securities convertible into or exchangeable for such stock;

              (6)   a public offering; and

              (7)   the filing of a petition in bankruptcy or for reorganization or rehabilitation under the federal bankruptcy law or any state law for the relief of debtors, consenting to an order for relief entered against it under the federal bankruptcy law or otherwise having the corporation voluntarily adjudicated bankrupt or insolvent, the making of an assignment for the benefit of creditors, or voluntarily suffering the appointment of a receiver, trustee or custodian for a substantial portion of its business or properties by virtue of an allegation of insolvency.

        THIRD: Such amendments were adopted by a vote of the shareholders. The number of shares voted for the amendments was sufficient for approval.

        FOURTH: The manner, if not set forth in such amendments, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendments shall be effected as follows: no change.

        FIFTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: no change.

/s/ BRENT B. NORRIS Brent B. Norris, President
/s/ HARLEY D. DILLARD Harley D. Dillard, Secretary

3

	Mail to: Secretary of State	For office use only
Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251
MUST BE TYPED	Fax (303) 894-2242	961018484 0 $10.00
FILING FEE: $10.00		SECRETARY OF STATE
MUST SUBMIT TWO COPIES		02-08-96 11149
Please include a typed self-addressed envelope

CERTIFICATE OF
ASSUMED OR TRADE NAME

                                ROBERTSON ASSOCIATES MANUFACTURING INC.                                , a corporation,

limited partnership or limited liability company under the laws of             Colorado            , being desirous of transacting a portion of its business under an assumed or trade name as permitted by 7-71-101, Colorado Revised Statutes, hereby certifies:

1.
The location of its principal office is:                         11084 Leroy Drive, Northglenn, CO 80233
                                                                                        (Include city, state, zip)

2.
The name, other than its own, under which the business is carried on is:

                                                               Metal Packaging International,  Inc.

3.
A brief description of the kind of business transacted under such assumed or trade name is:
                                                                    Manufacturing

Limited Partnership or Limited Liability Companies complete this section.	Corporations complete this section
ROBERTSON ASSOCIATES MANUFACTURING INC.
Name of Entity
By	By: /s/ Brent B. Norris
Signature	Brent B. Norris, President
Title, General Partner, or Manager

	Mail to: Secretary of State	For office use only
Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251
MUST BE TYPED	Fax (303) 894-2242	961023104 0 $10.00
FILING FEE: $10.00		SECRETARY OF STATE
MUST SUBMIT TWO COPIES		02-20-96 10138
Please include a typed self-addressed envelope

CERTIFICATE OF WITHDRAWAL
OF
TRADE NAME

                                ROBERTSON ASSOCIATES MANUFACTURING INC.                                , a corporation,
(exact name as shown on records of the Secretary of State)
organized under the laws of                 Colorado                , transacting a portion of its business under an assumed or trade name as permitted by 7-71-101, Colorado Revised Statutes, hereby certifies:

1.
The location of the registered office in Colorado is (include City, State and Zip):
                c/o JAMES R. KRENDL, 370 17TH STREET, SUITE 5350, DENVER, CO 80202

2.
The name, other than its own corporate, limited partnership or limited liability company name, under which such business is carried on is:                                 METAL PACKAGING INTERNATIONAL, INC.

3.
Hereby withdraws and cancels the trade name it has been using in Colorado.

Limited Partnership or Limited Liability Companies complete this section.	Corporations complete this section
ROBERTSON ASSOCIATES MANUFACTURING INC.
Name of Limited Partnership or Limited Liability Company	Name of Corporation
By	By: /s/ Brent B. Norris
Signature	Signature
Its President
(Manager, Member, General Partner)	Title

	Mail to: Secretary of State	For office use only
Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251
MUST BE TYPED	Fax (303) 894-2242	961023103 0 $25.00
FILING FEE: $25.00		SECRETARY OF STATE
MUST SUBMIT TWO COPIES		02-21-96 10.38
Please include a typed self-addressed envelope

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST:	The name of the corporation is ROBERTSON ASSOCIATES MANUFACTURING INC.
SECOND:
The following amendment to the Amended and Restated Articles of Incorporation was adopted on December 18, 1995, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:
No shares have been issued or Directors Elected—Action by Incorporators
No shares have been issued but Directors Elected—Action by Directors
Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.
X	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
THIRD:	If changing corporate name, the new name of the corporation is: METAL PACKAGING INTERNATIONAL, INC.
FOURTH:	The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A
If these amendments are to have a delayed effective date, please list that date: N/A
(Not to exceed ninety (90) days from the date of filing)
ROBERTSON ASSOCIATES MANUFACTURING INC.
By:	/s/ Brent B. Norris Brent B. Norris, President

	Mail to: Secretary of State	For office use only
Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251
MUST BE TYPED	Fax (303) 894-2242	961023106 0 $10.00
FILING FEE: $10.00		SECRETARY OF STATE
MUST SUBMIT TWO COPIES		02-21-96 10139
Please include a typed self-addressed envelope

CERTIFICATE OF
ASSUMED OR TRADE NAME

                        METAL PACKAGING INTERNATIONAL,  INC.                                                 , a corporation, under the laws of             COLORADO             , being desirous of transacting a portion of its business under an assumed or trade name as permitted by 7-71-101, Colorado Revised Statutes, hereby certifies:

1.
The location of its principal office is:                 11084 LEROY DRIVE, NORTHGLENN, CO 80233
                                                                                        (Include city, state, zip)

2.
The name, other than its own, under which the business is carried on is:

                                            ROBERTSON ASSOCIATES MANUFACTURING INC.

3.
A brief description of the kind of business transacted under such assumed or trade name is:

                                                                    MANUFACTURING

Limited Partnership or Limited Liability Companies complete this section.	Corporations complete this section
METAL PACKAGING INTERNATIONAL, INC.
Name of Entity	Name of Corporation
By	By: /s/ Brent B. Norris
Signature	Signature
Its President
Title, General Partner, or Manager	Title

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT, OR BOTH
Form 150            Revised October 1, 2002
Filing fee: $5.00
Deliver 3* copies to: Colorado Secretary of State
Denver, CO 80202-5169
Business Division, 1560 Broadway, Suite 200
 This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us

Pursuant to Title 7 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), the following statement is delivered to the Colorado Secretary of State for filing.

1.    The name of the entity is:                                                  Metal Packaging International, Inc
                                                                              (must be exactly as shown on the records of the Secretary of State)
organized under the laws of           Colorado           (state or country of origin)

2.    If above entity is foreign, the assumed. entity name, if any, currently using in Colorado:

3.    The street address of its current registered office (according to the existing records of the Secretary of State) is:
                                                       370 17th Street, Ste. 5350, Denver, CO 80202

4.    If the registered office address is to be changed, the street address of the new registered office is:
                                                      1675 Broadway, Denver, Colorado 80202
 (must be a street or other physical address in Colorado) If mail is undeliverable to this address, ALSO include a post office box address:

5.    The name of its current registered agent (according to the existing records of the Secretary of State) is:                                                                     James R Krendl

6.    If the registered agent is to be changed, the name of the new registered agent is:           The Corporation Company

7.    If the registered agent is changing the street address of the registered agent's business address, notice of the change has been given to the above named entity.

8.    The street addresses of its registered office and of the business office of its registered agent, as changed, will be identical.

9.    (Optional) Address of its principal place of business is:                                                                                         and if changed, the new address of its principal place of business is:

10.    The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:           Ginger Torsell @ Ball Corporation, 10 Longs Peak Drive, Broomfield, CO 80021

Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.
*NOTE: If this document is changing the registered office or registered agent, the Secretary of State must deliver a copy of the document (1) to the registered office as last designated before the change and (2) to the principal office of the entity.

Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

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  Exhibit 3.27
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF ROBERTSON ASSOCIATES MANUFACTURING INC.
ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF ROBERTSON ASSOCIATES MANUFACTURING INC.